UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 9, 2017 (November 9, 2017)

AAC HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	001-36643	35-2496142
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Powell Place Brentwood, Tennessee	37027
(Address of Principal Executive Offices)	(Zip Code)

(615) 732-1231

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements with Certain Officers.

On November 9, 2017, AAC Holdings, Inc. (“Holdings”) announced that Kirk R. Manz will resign from his current positions as Chief Financial Officer of Holdings and as Chief Financial Officer of American Addiction Centers, Inc., a wholly owned subsidiary of Holdings (“AAC”). Mr. Manz’s resignation will be effective on December 31, 2017 (the “Separation Date”), and he shall cease to serve as Chief Financial Officer of Holdings and AAC, and any other position held with any of Holdings’ or AAC’s subsidiaries and affiliates, as of such date. Mr. Manz will remain in his current role until the Separation Date in order to facilitate the transition of his duties and to allow Holdings and AAC to have continued access to his knowledge, leadership and experience. Mr. Manz’s resignation did not involve any disagreement with the Company with regard to its operations, policies or practices.

On November 9, 2017, in connection with his departure, Holdings and AAC entered into a Separation Agreement and Release (the “Separation Agreement”) with Mr. Manz. The Separation Agreement terminates Mr. Manz’s employment with AAC, effective as of the Separation Date, and provides, among other things, that, in exchange for Mr. Manz’s release of all claims arising out of or relating to Mr. Manz’s employment with AAC and his resignation therefrom, Mr. Manz will receive (i) his regular pay through the Separation Date and (ii) $450,000.

The foregoing is only a summary of the arrangements with Mr. Manz and does not purport to be complete and is qualified in its entirety by reference to the full text of the Separation Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Andrew McWilliams, Chief Accounting Officer of Holdings, will be appointed Chief Financial Officer of Holdings immediately following Mr. Manz’s departure. Mr. McWilliams, age 45, has served as Chief Accounting Officer since August 2014. From October 1998 through August 2014, Mr. McWilliams worked as an auditor with Ernst & Young LLP, a national public accounting firm. During his tenure with Ernst & Young, Mr. McWilliams served multiple healthcare clients and also gained experience across a variety of corporate transactions, including debt financings and public equity offerings, as well as mergers and acquisitions. Mr. McWilliams is a graduate of Georgia State University.

There are no family relationships between Mr. McWilliams and any director or other executive officer of Holdings, nor are there any transactions between Mr. McWilliams or any member of his immediate family and Holdings, or any of its subsidiaries, that would be reportable as a related party transaction under the rules of the Securities and Exchange Commission (the “SEC”).

Item 7.01.	Regulation FD Disclosure.

On November 9, 2017, the Company issued a press release (the “Press Release”) announcing the resignation of Mr. Manz and appointment of Mr. McWilliams. A copy of the Press Release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Pursuant to the rules and regulations of the SEC, the information in this Item 7.01 disclosure, including Exhibit 99.1 and information set forth therein, is deemed to have been furnished and shall not be deemed to be “filed” under the Securities Exchange Act of 1934, as amended.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Separation Agreement and Release, dated November 9, 2017, by and between AAC Holdings, Inc., American Addiction Centers, Inc. and Kirk R. Manz

99.1	Press Release, dated November 9, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AAC HOLDINGS, INC.

By:	/s/ Michael T. Cartwright
Michael T. Cartwright
Chairman and Chief Executive Officer

Date: November 9, 2017